AMENDMENT

              to the risk Premium Reinsurance Agreement between the
            LUTHERAN MUTUAL LIFE INSURANCE COMPANY of Waverly, Iowa,
                   hereinafter referred to as the "REINSURED,"

                                       and

       THE LINCOLN NATIONAL LIFE INSURANCE COMPANY of Fort Wayne, Indiana,
                    hereinafter referred to as the "LINCOLN"

effective September 1, 1983.

    1. Under the above-mentioned reinsurance agreement the REINSURED'S excess of individual ordinary Life, Waiver of Premium Disability, and Accidental Death insurance issued directly by the REINSURED on the policy forms listed in Appendix l on lives having surnames which commence with letters of the alphabet from A to K, inclusive, shall be reinsured with the LINCOLN automatically or shall be submitted to the LINCOLN on a facultative basis or shall be reinsured with the LINCOLN as continuations; a continuation is a new policy replacing a policy issued earlier by the REINSURED ("original policy") or a change in an existing policy issued or made either (a) in compliance with the terms of the original policy or (b) without the same new underwriting information the REINSURED would obtain in the absence of the original policy, without a suicide exclusion period or contestable period as long as those contained in new issues by the REINSURED, or without the payment of the same commissions in the first year that the REINSURED would have paid in the absence of the original policy.

Revision No. 1

    2. If the REINSURED issues a policy as a continuation of a policy reinsured under the above-mentioned reinsurance agreement, reinsurance of the continuation shall continue with the LINCOLN as described below:

          a.   Continuations to Issues Reinsured Hereunder
               -------------------------------------------
               The premium rates for new policies reinsured under the above-mentioned reinsurance agreement as continuations and issued in compliance with the terms of the original policy shall be determined by using the original issue age and attained duration, unless the agreement governing the original policy specifies otherwise. For purposes of calculating the reinsurance premium for other policies reinsured under the above-mentioned reinsurance agreement as continuations, the date of issue of the continuation policy shall be considered the date of the original policy.

          b.   Continuations from Issues Reinsured Hereunder
               ---------------------------------------------
               The reinsurance premium shall be as described in the agreement which covers the new policy based on the original issue age and attained duration. If no such agreement is in effect between the LINCOLN and the REINSURED, reinsurance shall continue hereunder using the premium rates described in Schedule D, Part III.

      3. The REINSURED'S plans to be reinsured under the above-mentioned reinsurance agreement on and after the first day of May, 1984, shall be those specified in the Appendix I attached hereto.

    4. The reinsurance percentages for the REINSURED'S cost of insurance rates shall be as described in schedule D, Part II, attached hereto, and shall apply to reinsurance of the REINSURED'S Univers-All Life II plan ceded under the above-mentioned reinsurance agreement on and after the first day of May, 1984, but in no event shall such percentages apply to amounts of reinsurance in excess of $5,000,000 on any one life ceded by the REINSURED to the LINCOLN.

    5. On and after the first day of May, 1984, the premium rates labeled "F5H3, NONSMOKERS," "H3, SMOKERS,' and "H4, SUBSTANDARD," under the Risk Premium Reinsurance Agreement between the REINSURED and the LINCOLN, effective January 1, 1982, shall be applied to reinsurance for the excess over $5,000,000 per life. Such reinsurance shall not be so terminated as described in the "INCREASE IN LIMIT OF RETENTION" article thereof until it has been in force for at least five years.

    It is expressly understood and agreed that the provisions of this amendment shall be subject to all the terms and conditions of the reinsurance agreement of which this amendment is a part which do not conflict with the terms hereof.

    IN WITNESS WHEREOF the parties hereto have caused this amendment to be executed in duplicate on the dates shown below.

LUTHERAN MUTUAL LIFE INSURANCE COMPANY

By  /s/ James P. Anderson                    By /s/ Fred P. Broers
  ----------------------------                 --------------------------------
Date    7/12/84                              Date   7/13/84
    --------------------------                   ------------------------------

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By  /s/ Edward B. Martin                     By /s/ Larsh Rothert
  ----------------------------                 --------------------------------
      Second Vice President                          Assistant Secretary

Date    August 10, 1984                      Date   August 9, 1984
    --------------------------                    -----------------------------

                                   APPENDIX I
                             (Effective May 1, 1984)

                  Policy Forms Subject to Reinsurance Hereunder

                               Universal Life Plan

                               Univers-All Life II

                               SCHEDULE D, PART II
                             (Effective May 1, 1984)

                            Reinsurance Premium Rates

                               Univers-All life II

For the first $5,000,000 of reinsurance on any one life the reinsurance premium shall be the attached cost of insurance rates charged the insured per thousand of the net amount at risk times the following percentages of the cost of insurance charged the insured:

                                              Policy Year
       Smoking Status                    1      2-10      11+
       --------------                    -      ----      ---
       Nonsmoker
                       0-49              0%      76%       76%
                         50+             0       59        59

       Smoker
                       0-49              0       95       100
                         50+             0       75        90

                                Substandard Risks
                                -----------------
The Substandard table-extra reinsurance premium shall be the number of tables assessed the times 25% of the attached appropriate standard rates times the following percentages:

                                              Policy Year
       Smoking Status                    1      2-10      11+
       --------------                    -      ----      ---
       Nonsmoker
                       0-49              0%      76%       76%
                         50+             0       59        59
       Smoker
                       0-49              0       95       100
                         50+             0       75        90

   Waiver of Premium Disability, Payor Benefits and Accidental Death Benefits
   --------------------------------------------------------------------------

The premium which the REINSURED charges the insured on the amount reinsured less total allowances of 75% first year and 10% in renewal years.

                   UNIVERS-ALL LIFE II COST OF INSURANCE RATES
                             ANNUAL RATES PER $1000

                         MALE                                                 FEMALE
         ======================================           ============================================
ATT                      --------CURRENT-------                          -------CURRENT-------     ATT
AGE      GUARANTEED      STANDARD     NONSMOKER           GUARANTEED     STANDARD    NONSMOKER     AGE
 0          4.64           1.70                              3.94          1.58                     0
 1          1.64           1.64                              1.54          1.54                     1
 2          1.49           1.49                              1.38          1.38                     2
 3          1.43           1.43                              1.32          1.32                     3
 4          1.37           1.37                              1.27          1.27                     4
 5          1.33           1.33                              1.22          1.22                     5
 6          1.28           1.28                              1.17          1.17                     6
 7          1.25           1.25                              1.14          1.14                     7
 8          1.22           1.22                              1.12          1.10                     8
 9          1.21           1.20                              1.11          1.06                     9

10          1.22           1.20                              1.12          1.03                    10
11          1.25           1.20                              1.13          1.01                    11
12          1.29           1.21                              1.15           .99                    12
13          1.36           1.23                              1.19           .97                    13
14          1.43           1.26                              1.24           .96                    14
15          1.50           1.30                              1.29           .95                    15
16          1.58           1.34                              1.36           .95                    16
17          1.65           1.37                              1.43           .96                    17
18          1.72           1.37                              1.50           .97                    18
19          1.76           1.37                              1.58           .98                    19

20          1.81           1.37          1.37                1.65          1.00         1.00       20
21          1.84           1.37          1.37                1.72          1.01         1.01       21
22          1.87           1.37          1.37                1.76          1.03         1.03       22
23          1.90           1.37          1.37                1.81          1.05         1.05       23
24          1.92           1.37          1.37                1.84          1.07         1.07       24
25          1.95           1.39          1.37                1.87          1.09         1.08       25
26          1.98           1.41          1.37                1.90          1.13         1.11       26
27          2.01           1.48          1.39                1.92          1.17         1.14       27
28          2.05           1.56          1.41                1.95          1.22         1.18       28
29          2.10           1.67          1.43                1.98          1.25         1.21       29

30          2.16           1.77          1.45                2.01          1.33         1.25       30
31          2.22           1.82          1.47                2.05          1.37         1.28       31
32          2.29           1.87          1.50                2.10          1.43         1.32       32
33          2.36           1.94          1.52                2.16          1.53         1.36       33
34          2.45           2.03          1.56                2.22          1.61         1.40       34
35          2.58           2.11          1.59                2.29          1.69         1.44       35
36          2.72           2.19          1.61                2.36          1.76         1.48       36
37          2.90           1.27          1.64                2.45          1.43         1.52       37
38          3.13           2.36          1.67                2.58          1.92         1.57       38
39          3.39           2.46          1.70                2.72          2.01         1.62       39

40          3.68           2.58          1.76                2.90          2.16         1.67       40
41          4.00           2.82          1.88                3.13          2.37         1.79       41
42          4.35           3.13          2.06                3.39          2.64         1.96       42
43          4.72           3.43          2.24                3.68          2.92         2.13       43
44          5.13           3.77          2.45                4.00          3.21         2.30       44
45          5.59           4.16          2.68                4.35          3.48         2.47       45
46          6.09           4.54          2.90                4.72          3.71         2.61       46
47          6.65           4.97          3.15                5.13          3.92         2.72       47
48          7.27           5.44          3.43                5.59          4.10         2.83       48
49          7.96           5.94          3.71                6.09          4.30         2.94       49

                   UNIVERS-ALL LIFE II COST OF INSURANCE RATES
                             ANNUAL RATES PER $1000

                         MALE                                                 FEMALE
         ======================================           ============================================
ATT                      --------CURRENT-------                          -------CURRENT-------     ATT
AGE      GUARANTEED      STANDARD     NONSMOKER           GUARANTEED     STANDARD    NONSMOKER     AGE
50            8.71           6.49          4.03                6.65          4.48          3.05    50
51            9.53           7.13          4.40                7.27          4.80          3.25    51
52           10.42           7.83          4.80                7.96          5.12          3.45    52
53           11.39           8.59          5.22                8.71          5.47          3.67    53
54           12.45           9.42          5.69                9.53          5.86          3.92    54
55           13.60          10.34          6.21               10.42          6.33          4.22    55
56           14.87          11.24          6.80               11.39          6.86          4.57    56
57           16.26          12.20          7.64               12.45          7.44          4.96    57
58           17.79          13.26          8.47               13.60          8.09          5.39    58
59           19.46          14.41          9.40               14.87          8.80          5.86    59

60           21.28          15.65         10.43               16.26          9.56          6.38    60
61           23.26          17.00         11.58               17.79         10.23          6.96    61
62           25.43          18.46         12.83               19.46         10.91          7.59    62
63           27.79          20.06         15.79               23.28         11.65          8.27    63
64           30.38          21.78         15.79               23.26         12.42          9.00    64
65           33.22          23.66         17.53               25.43         13.27          9.83    65
66           36.36          25.78         19.38               27.79         14.15         10.64    66
67           39.82          28.09         21.44               30.38         15.03         11.46    67
68           43.60          30.61         23.74               33.22         15.98         12.39    68
69           47.65          33.33         26.27               36.36         17.10         13.46    69

70           51.91          36.32         29.05               39.82         18.49         14.79    70
71           56.34          39.50         32.13               43.60         19.95         16.22    71
72           60.89          42.96         35.54               47.65         21.48         17.77    72
73           65.61          46.75         39.26               51.91         23.24         19.52    73
74           70.65          50.82         43.41               56.34         25.33         21.66    74
75           76.16          55.79         48.50               60.89         28.17         24.50    75
76           82.31          61.62         54.07               65.61         31.65         27.78    76
77           89.22          68.07         60.28               70.65         35.52         31.45    77
78           96.93          75.24         67.12               76.16         39.94         35.66    78
79          105.35          83.11         74.83               82.31         44.96         40.51    79

80          114.39          91.77         83.40               89.22         50.74         46.14    80
81          123.95         101.63         92.88               96.93         57.37         52.41    81
82          133.92         112.53        103.43              105.35         64.50         59.31    82
83          144.30         124.48        115.05              114.39         72.54         67.00    83
84          155.12         137.83        128.12              123.95         81.57         75.85    84
85          166.47         152.62        142.68              133.92         92.00         85.94    85
86          178.39         168.87        158.48              144.30        103.88         97.41    86
87          191.02         186.70        175.72              155.12        117.06        110.20    87
88          204.57         204.48        193.39              166.47        131.43        124.20    88
89          219.37         220.39        209.03              178.39        147.25        139.68    89

90          235.82         234.03        222.82              191.02        164.29        156.44    90
91          254.44         246.36        235.93              204.57        177.72        170.20    91
92          275.82         261.30        251.68              219.37        193.92        186.81    92
93          300.67         283.40        274.58              235.82        215.81        209.10    93
94          330.70         310.33        302.42              254.44        242.76        236.60    94

                               SCHDULE D, PART III
                             (Effective May 1, 1984)

                     Continuation Reinsurance Premium rates

The reinsurance premium of continuation policies not covered under a reinsurance agreement between the REINSURED and the LINCOLN shall continue using the following percentages of the SELECT 100, non-refunding Reinsurance Premium Rates effective January 1, 1978:

                              100% Nonsmoker "Z1H3"

                               185% Smoker "Z3H3"

                              125% Aggregate "Z2H3"

                          250% Substandard-Extra "Z1H4"